Exhibit 10.1

EMPLOYEE LEASING AGREEMENT

THIS EMPLOYEE LEASING AGREEMENT (“Agreement”), dated as of October 1, 2024 (the “Effective Date”), is entered into by and between Standard Media Group LLC, a Delaware limited liability company (hereinafter “SMG”), and MediaCo Holding Inc., an Indiana corporation (hereinafter “MDIA”).

BACKGROUND

WHEREAS, from the Effective Date until terminated as set forth herein (the “End Date” and such period, the “Term”), MDIA wishes SMG to continue to employ those employees set forth in Exhibit A hereto, as amended from time to time (the “Leased Employees”) and to lease from SMG the Leased Employees to serve the needs of MDIA; and

WHEREAS, SMG wishes to employ the Leased Employees and to make such employees’ services available to MDIA through an employee leasing agreement.

NOW, THEREFORE, in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMG and MDIA agree as follows:

1.	SCOPE OF SERVICES

During the Term, SMG agrees to employ and lease to MDIA the Leased Employees to support the business operations of MDIA on terms consistent with this Agreement (the “Services”).

2.	SUPERVISION AND CONTROL OF LEASED EMPLOYEES

To the extent permitted by law and other than as expressly set forth herein, MDIA will have the exclusive right to direct the day-to-day work of, and to direct, control, and supervise, the Leased Employees during the Term as it relates to the Services.  The Leased Employees providing the Services to MDIA under this Agreement will at all times during the Term (or until their termination of employment, if earlier) remain employees of SMG.

In all respects, Leased Employees will be subject to SMG’s personnel policies and procedures (including those policies pertaining to employment law compliance and employment practices and compliance with any restrictive covenant obligations) during the Term, provided that the Leased Employees shall also follow all workplace conduct and security policies of MDIA.  Nothing contained herein is deemed to create any guarantee of employment or continued employment or employment contract with any Leased Employee.

SMG will not terminate any Leased Employee without the prior written consent of MDIA, not to be unreasonably withheld, conditioned, or delayed.  MDIA agrees to notify SMG if it perceives a need for counseling or discipline, and MDIA agrees to cooperate and assist SMG in any investigation concerning behavior, misconduct, or other allegations meriting investigation of any Leased Employee arising during the Term.  SMG may discipline any Leased Employee in accordance with SMG’s existing policies; provided that for any non-ordinary course disciplinary actions, SMG agrees to consult with MDIA in advance.

During the Term, MDIA agrees to make reasonable accommodations to Leased Employees in order to perform the Services after engaging in the interactive process to the extent required under the Americans with Disabilities Act or other similar applicable law.  MDIA agrees to permit Leased Employees to take an approved leave of absence during the Term to the extent required to comply with the Family and Medical Leave Act or other similar applicable law in accordance with the policies of SMG in effect as in effect from time to time.  SMG agrees to cooperate with MDIA to the extent necessary to comply with any such requirements.  MDIA agrees to reasonably cooperate with SMG during the Term in respect of any such additional actions as SMG may be required to take in respect of the Leased Employees to the extent required under employment laws as these may change from time to time.  MDIA hereby assumes the costs associated with any such reasonable accommodation, approved leave of absence, or additional action as required by applicable law for the Leased Employees during the Term.

3.	COMPENSATION AND BENEFITS FOR THE LEASED EMPLOYEES

During the Term, SMG agrees to provide the Leased Employees with all compensation, benefits (including the payment of any employer contributions or insurance premiums), accrued vacation, and disability, sick, and personal leave to which the Leased Employees are entitled as employees of SMG, in each such case pursuant to SMG’s policies and the Plans (collectively, the “Leased Employees Compensation and Benefits”).  MDIA shall provide SMG written notice of any requested compensation level changes and adjustments for any Leased Employee at least ten (10) days prior to the effective date of such change or adjustment.

As between the parties, SMG is responsible during the Term for (i) processing all compensation payments to Leased Employees via SMG’s payroll systems, (ii) withholding and paying to the applicable governmental body all applicable federal, state, and local income taxes, social security taxes, and federal, state, and local employment taxes and other legally required deductions from the wages and benefits of the Leased Employees, (iii) paying all applicable employer portions of federal unemployment, state unemployment, social security taxes, federal, state, and local employment taxes and all other payroll taxes and assessments due in respect of the wages and benefits payable to the Leased Employees, (iv) providing workers’ compensation and non-obligatory fringe benefit programs for the Leased Employees, and (v) reporting, disclosure, and remittance obligations in connection with any of the foregoing (all of the foregoing in clauses (i) – (v), collectively, the “Employer Payroll Costs”).

The costs associated with the Leased Employees Compensation and Benefits, as well as the Employer Payroll Costs, will be paid in advance by MDIA as described in Section 5 below.

4.	TERMINATION

4.1.   Termination without Cause.  Either party may terminate this Agreement without cause by providing the other party at least thirty (30) days prior written notice.

4.2.   Termination for Cause.  Either Party may terminate this Agreement with immediate effect by notice in writing to the other Party on or at any time after the occurrence of any of the following events:

4.2.1   the other party is in default of any of its material obligations under this Agreement and (if the breach is capable of being cured) has failed to cure the breach within thirty (30) calendar days after such party’s receipt of notice in writing; provided that the cure period for any breach of MDIA’s Service Payments obligations under Section 5 hereof shall be ten (10) calendar days after the occurrence of such breach;

4.2.2   the other party commences a voluntary case or other proceeding seeking bankruptcy protection, liquidation, reorganization or similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or

4.2.3   an involuntary case or other proceeding is commenced against the other party seeking bankruptcy protection, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) calendar days or an order for relief shall be entered against the other Party.

In connection with any termination of this Agreement, all obligations of MDIA to reimburse SMG for costs arising hereunder (in addition to Sections 9 through 26) will survive any expiration or termination of the Term.

5.	CHARGES AND RECORDKEEPING

5.1   MDIA will provide advance payments to SMG to cover the specified percentage (as set forth in Exhibit A) of the direct and indirect costs and expenses (including, without limitation, the Leased Employees Compensation and Benefits and Employer Payroll Costs) incurred by SMG or its “Affiliates” in respect of the Services during the Term (collectively, the “Service Payments”).  For purposes of this Agreement, “Affiliate” of a party means any of its divisions, subsidiaries, or other person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such party.  SMG will provide payment requests for the applicable Service Payments as far in advance as reasonably practicable of each payroll date during the Term, and MDIA will pay SMG the Service Payments reasonably in advance of the applicable payroll date for such payroll period, but not later than five (5) business days prior to such payroll date.  Each payment request shall identify by category the applicable Services anticipated to be provided during such period and the corresponding Service Payments. Following the end of the Term, to the extent that the aggregate monthly Service Payment paid by MDIA to SMG exceeds the actual direct and indirect cost and expense incurred by SMG and its Affiliates in respect of the Services during the Term, SMG will pay to MDIA the excess paid MDIA within 30 days following the end of the Term.

5.2   SMG agrees to keep and maintain records detailing the wages, salary, and all other compensation, employee benefits, and payroll related expenses, including applicable Tax and insurance expenses, associated with the Leased Employees.  SMG agrees to provide MDIA with the opportunity to inspect the records, books, and accounts of SMG pertaining to the Leased Employees and the Service Payments for the purpose of verifying the amounts requested from MDIA hereunder, upon reasonable notice to SMG.

5.3   During the Term, MDIA agrees to determine, verify, and provide timely reports to SMG of any changes in any Leased Employee’s job duties or responsibility or any other terms and conditions of a Leased Employee’s employment to the extent applicable to such Leased Employee’s exempt or non-exempt status under applicable wage and hour laws.

5.4   Any payments from MDIA to SMG with respect to this Agreement, the Services, or the performance by SMG or its Affiliates of the obligations hereunder will be made free and clear of, and without deduction or withholding for, any taxes, unless such deduction or withholding is required by applicable laws.  MDIA will promptly inform SMG upon becoming aware that such deduction or withholding is required and provide evidence reasonably satisfactory to SMG that the deduction or withholding is required.  MDIA will timely remit any amounts withheld to the appropriate taxing authority and will provide SMG with a receipt or other documentation evidencing such payment, including the amount paid and the applicable taxing authority to which payment was made.  MDIA and SMG will cooperate with each other to a commercially reasonable degree in connection with obtaining available exemptions from, or reductions to, such taxes.

6.	STATUS OF LEASED EMPLOYEES

The parties intend that no Leased Employee will be deemed for any purpose to be an agent, servant, employee, or independent contractor of MDIA or any of its Affiliates during the Term, and the Leased Employees will not be entitled to participate in or receive any benefit or right as an employee or independent contractor or participant or beneficiary under any of MDIA’s (or any of its Affiliates’) employee benefit plans as a result of or in connection with the provision of the Services.  Moreover, nothing in this Agreement is intended or shall create or evidence any employment or joint employment relationship between MDIA and the Leased Employees.

7.	RELATIONSHIP OF PARTIES

Nothing herein contained is intended to create or be deemed to create any relationship of principal and agent, joint venture, partnership, association, syndicate, employer and employee, joint-employer, co-employer, master and servant, or any similar relationship between SMG (or any of its Affiliates) on the one hand and MDIA (or any of its Affiliates) on the other hand, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of another party except as otherwise expressly provided herein.

8.	COOPERATION

The parties will use reasonable efforts to cooperate with each other in all matters relating to this Agreement.  Subject to the terms and conditions set forth herein and applicable data privacy and protection and employment laws, such cooperation will include exchanging information and providing necessary or reasonably requested access to each party’s personnel and documentation.

9.	WARRANTY DISCLAIMER

SMG MAKES NO, AND HEREBY DISCLAIMS, ANY EXPRESS, IMPLIED, OR STATUTORY REPRESENTATIONS, WARRANTIES, OR GUARANTEES WITH RESPECT TO THIS AGREEMENT OR THE SERVICES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, SMG DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, AND GUARANTIES REGARDING THE PERFORMANCE OF THE LEASED EMPLOYEES, AND SMG DISCLAIMS ANY WARRANTY OR GUARANTEE THAT THE LEASED EMPLOYEES WILL MAINTAIN THEIR EMPLOYMENT WITH SMG DURING THE TERM.

10.	COMPLIANCE WITH LAWS

SMG and MDIA represent and warrant that they are in compliance with and will comply with all laws applicable to their performance hereunder.

Specifically, with respect to the Leased Employees during the Term, SMG agrees that it will not engage in any conduct or practice in violation of applicable law, order, or regulation prohibiting discrimination against any person by reason of race, religion, national origin, sex, age, pregnancy, disability, veteran’s status, or any other protected characteristic or status under applicable law.  Likewise, in providing supervision to the Leased Employees during the Term, MDIA agrees that it will not engage in any conduct or practice in violation of applicable law, order, or regulation prohibiting discrimination against any person by reason of race, religion, national origin, sex, age, pregnancy, disability, veteran’s status, or any other protected characteristic or status under applicable law.

11.	CONFIDENTIALITY

Each party (a “Receiving Party”) agrees to safeguard the other party’s (the “Disclosing Party”) Confidential Information (as defined below) received under this Agreement with the same degree of care that the Receiving Party uses to protect its own similar Confidential Information, but in no event less than a reasonable degree of care.  Such Confidential Information of the Disclosing Party received hereunder may be used by the Receiving Party in connection with the Services only, and may only be copied or reproduced to the extent reasonably necessary for the Receiving Party to perform its obligations or to exercise or enforce its rights under this Agreement.  The Disclosing Party will not disclose any such Confidential Information of the Receiving Party to any Person; provided, that, SMG may disclose MDIA’s Confidential Information to any of its Affiliates or Third-Party Service Providers or its or their respective employees or contractors for any purpose consistent with this Agreement.  For the avoidance of doubt, nothing in this Agreement requires or permits any Leased Employee to share SMG’s Confidential Information with MDIA.

Notwithstanding anything contained herein to the contrary, this Section 11 will not restrict the Receiving Party from disclosing Confidential Information to the extent reasonably necessary in connection with the enforcement of this Agreement or as required by applicable law or legal or regulatory process (including to the extent requested by any governmental body in connection with any such law or legal or regulatory process), including any tax audit or litigation.  In the event that the Receiving Party or its permitted service providers become legally required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, formal regulatory request or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party will, to the extent permitted by Law, provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other similar remedy to cause such Confidential Information not to be disclosed.  The Receiving Party will reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in connection with the Disclosing Party’s seeking of such protective order or similar remedy.  In the event that such protective order or other similar remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 11, the Receiving Party or its permitted service provider will furnish only that portion of the Confidential Information that has been legally required, and will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such disclosed Confidential Information.

The following will be considered “Confidential Information” of a party under this Agreement:  all proprietary and confidential information, provided or received in connection with the provision of the Services hereunder, concerning the business, operations, business relationships (including prospective customers and business partners) and financial affairs of such party or its Affiliates, whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence; provided, that, Confidential Information does not include, and there will be no obligation hereunder, with respect to information that (a) is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement by the Receiving Party, (b) the Receiving Party can demonstrate was or became available to the Receiving Party from a third-party not bound by any confidentiality obligation to the Disclosing Party, (c) was already in the Receiving Party’s possession (without an obligation of confidentiality) prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, the Services, or (d) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

12.	INTELLECTUAL PROPERTY

SMG hereby acknowledges and agrees that all Intellectual Property and all printed, physical, electronic, and other tangible embodiments thereof, and all rights and claims related to any of the foregoing, that are authored, conceived, developed, reduced to practice, modified, or improved by the Leased Employees (either solely or jointly with others) during the Term and are exclusively related to the business of MDIA (collectively, “Work Product”) is a “work made for hire” that is owned exclusively by MDIA.  To the extent that any Work Product is deemed not to be a “work made for hire” or that patents, trade secrets, or other Intellectual Property is embodied therein, SMG hereby irrevocably assigns to MDIA, for no additional consideration, all right, title, and interest in and to any such Work Product (including, for the avoidance of doubt, all Intellectual Property therein).

13.	INDEMNIFICATION & LIMITATION OF LIABILITY

13.1   Indemnification by MDIA. MDIA agrees to indemnify, defend and hold SMG, its Affiliates, and each of their respective employees, agents, officers and directors harmless from and against any losses, costs, interest, charges, expenses (including reasonable attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies (“Losses”) arising out of, in connection with or by reason of:

13.1.1.   Any act or omission by the Leased Employees in connection with the Services during the period of their lease to the MDIA;

13.1.2.   Any claims related to an alleged violation of employment laws by MDIA, such as alleged discrimination or harassment, concerning the Leased Employees to the extent arising out of their provision of the Services;

13.1.3.   Any breach by MDIA of its representations, warranties, covenants, or obligations under this Agreement;

13.1.4.   Any claim by a third party for bodily injury, death, or property damage to the extent caused by the negligence or willful misconduct of MDIA or any Leased Employee to the extent arising out of their provision of the Services; or

13.1.5.   Any violation by MDIA or any Leased Employee of any federal, state, or local law, regulation, or ordinance to the extent arising out of their provision of the Services.

The foregoing indemnity obligations shall not apply to the extent such Losses arise out of or result from SMG’s or its Affiliates’ acts or omissions.

13.2   Indemnification by SMG. SMG agrees to indemnify, defend and hold MDIA, its Affiliates, and each of their respective employees, agents, officers and directors harmless from and against any Losses arising out of, in connection with or by reason of:

13.2.1.   Any claims related to an alleged violation of employment laws by SMG, such as alleged failure to pay wages, concerning the Leased Employees during the period of their lease to the MDIA;

13.2.2.   Any breach by SMG of its representations, warranties, covenants, or obligations under this Agreement;

13.2.3.   Any violation by SMG of any federal, state, or local law, regulation, or ordinance.

The foregoing indemnity obligations shall not apply to the extent such Losses arise out of or result from arise out of or result from MDIA’s or its Affiliates’ acts or omissions.

13.3   LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING LOSS OF DATA, PROFITS, INTEREST, OR REVENUE OR ANY INTERRUPTION OF BUSINESS) IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT), WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.  IN NO EVENT SHALL SMG BE LIABLE FOR ANY LOSSES IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM SMG’S OBLIGATIONS UNDER THIS AGREEMENT) FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE FEES (EXCLUDING PAYROLL, BENEFITS AND OTHER REIMBURSEMENTS) RECEIVED BY SMG UNDER THIS AGREEMENT FOR THE SERVICE THAT IS THE SUBJECT OF THE DISPUTE.

14.	ASSIGNMENT

This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns; provided, however, that no party to this Agreement may assign this Agreement without the express prior written consent of the other party to this Agreement.

15.	GOVERNING LAW

This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within the State of Delaware, without regard to any applicable conflicts of law principles that would result in the application of the laws of any other jurisdiction.

16.	NOTICES

Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and delivered by (a) email or (b) overnight delivery via a national courier service:

With respect to SMG, to the following email address or physical address, as applicable:

Standard Media Group LLC 3201 West End Ave, Suite 400 Nashville, TN 37203 Attn: Bart Bruckert, CFO
Email Address:	bbruckert@standardmedia.com

With respect to MDIA, to the following email address or physical address, as applicable:

MediaCo Holding Inc.
48 W. 25th Street, 3rd Floor
New York, NY 10010

Attn: Arya Towfighi, GC
Email Address:	arya.towfighi@mediacoholding.com

17.	ENTIRETY OF AGREEMENT

This Agreement is the sole agreement between the parties regarding the leasing arrangement of the Leased Employees and supersedes all prior agreements, negotiations, and other representations or communications, whether oral or written to the extent the same are inconsistent with the terms provided herein regarding the leasing arrangement of the Leased Employees.  No amendment, modification, termination, notice, or waiver of any provision of this Agreement is valid or enforceable unless in writing and signed by both parties.

18.	WAIVER

The failure of any party to insist upon strict performance of any of the terms, conditions and provisions of this Agreement will not be deemed a waiver of future compliance therewith by the party by which the same is required to be performed hereunder and will in no way prejudice the remaining provisions of this Agreement.

19.	BINDING EFFECT

All rights conferred by this Agreement will be binding upon, inure to the benefit of, and be enforceable by or against the respective successors and assigns of the parties.

20.	SEVERABILITY

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

21.	INTERPRETATION

This Agreement was prepared jointly by the parties, and any uncertainty or ambiguity existing should not be interpreted against any party but must instead be interpreted according to the rules for the interpretation of jointly prepared, arm’s-length agreements.

22.	HEADINGS

The headings in this Agreement are inserted for convenience only and are not intended to affect the construction hereof.

23.	THIRD-PARTY BENEFICIARIES

This Agreement is not intended to confer on or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action, or remedies with respect to the subject matter or any provision hereof.

24.	JURISDICTION; WAIVER OF JURY TRIAL

With respect to any and all proceedings arising directly or indirectly out of or otherwise relating to this Agreement, each of the Parties: (i) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of: (A) the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or (B) in the event that a Proceeding involves claims exclusively within the jurisdiction of the federal courts, in the United States District Court for the District of Delaware (all such courts, collectively, the “Chosen Courts” and, individually, each a “Chosen Court”), for itself and with respect to its property; (ii) agrees that all claims in respect of such proceeding shall be heard and determined only in any Chosen Court (and the appropriate respective appellate courts therefrom); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that, except in connection with any proceeding brought against a party in another jurisdiction by an independent third person, it shall not bring any proceeding directly or indirectly relating to this Agreement or any of the transactions contemplated hereby in any forum other than a Chosen Court, except for the purpose of enforcing any award or judgment; and (v) agrees that it shall not assert and waives any objection it may have based on inconvenient forum to the maintenance of any action or proceeding so brought. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM INVOLVING ANY FINANCING SOURCE AND THEIR RESPECTIVE NONPARTY AFFILIATES).

25.	SPECIFIC PERFORMANCE

The parties agree that irreparable damage will occur if any provision of this Agreement is not performed in accordance with the terms hereof, and that each party will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, or to enforce specifically the performance of the terms and provisions hereof in the courts provided in Section 24, in addition to any other remedy to which such party is entitled at law or in equity.  In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by law, (a) any and all defenses to any action for specific performance hereunder, including any defense based on the claim that a remedy at law would be adequate (except for any defense contesting the occurrence of a breach or threatened breach), and (b) any requirement to post a bond or other security as a prerequisite to obtaining equitable relief.

26.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, the aggregate of which shall constitute a single Agreement.

[Signature Page to Follow.]

The parties have caused this Agreement to be executed by their respective duly authorized representatives.

MEDIACO HOLDING INC.		STANDARD MEDIA GROUP LLC

By:	/s/ Albert Rodriguez	By:	/s/ Stan Knott

Name:	Albert Rodriguez	Name:	Stan Knott

Title:	Interim CEO & President	Title:	Chief Operating Officer

Date:	October 29, 2024	Date:	October 29, 2024

EXHIBIT A

Leased Employees

Name	Location	Base Compensation	Annual Bonus Target (% of Base)	Percentage of Compensation
Andrew Carington	Richmond, VA	$425,000	50%	70%
James Carr	Atlanta, GA	$275,000	25%	50%
Daniel Ryan	Trumbull, CT	$275,000	25%	50%
Kelly Boan Profitt	Greenville, SC	$200,000	--	50%